                                                                  EXHIBIT 10.10

                          MANAGEMENT SERVICES AGREEMENT


         THIS MANAGEMENT SERVICES AGREEMENT ("Management Services Agreement") by and between Physician Healthcare Plan of New Jersey. Inc. ("PHPNJ") and Medigroup of New Jersey, Inc. ("Medigroup"), is entered into as of June 26, 1997, for the period as hereinafter set forth.

                                   WITNESSETH


         WHEREAS, by an Agreement ("Agreement") dated June 26. 1997, the parties have agreed to the purchase by Medigroup of certain assets of PHPNJ's HMO and PPO business ("PHPNJ's Business"): and

         WHEREAS, under this Agreement, Medigroup has agreed to provide management services ("Management Services") for PHPNJ's Business for the period and under the terms and conditions as hereinafter set forth:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Management Services to be Provided.

         The Management Services to be provided by Medigroup shall be those management and administrative services necessary for the operation of PHPNJ's Business. These Management Services, which Medigroup may provide directly or through subcontract, shall include services relating to claims processing, member services, enrollment, provider assistance, utilization management and financial services, including accounting and reporting for all product lines of

PHPNJ's Business: provided, however, that such services shall not include any reporting to the Securities and Exchange Commission or any related Federal and state reporting required under the securities laws of the United States or the State of New Jersey. The Management Services are more fully set forth in Section 2 below and in Schedule A (which includes performance standards), which is attached hereto and made a part hereof

         2.       Certain Management Services

         Management Services shall include the following:

                  (a) Accounting/Books and Records. Medigroup shall maintain PHPNJ's accounting system and maintain all books and records with respect to PHPNJ's Business dunng the term of the Management Services Agreement:

                  (b) Collections. Medigroup shall use its best efforts to collect all premiums and other revenue due PHPNJ and shall deposit same in the Operating Account (as defined below).

                  (c) Licenses. Medigroup shall maintain all licenses, certifications and permits required by applicable law and regulation in connection with the manangement and operation of PHPNJ's business:

                  (d) Operating Account. Medigroup shall establish in the name of PHPNJ at a bank of Medigroup's choice, an operating account (the "Operating Account") into which Medigroup shall deposit all amounts received from the operation of PHPNJ's Business. Medigroup shall not commingle with its own funds any monies received from the operation of PHPNJ's Business. PHPNJ agrees that Medigroup shall have access to and the right to make withdrawals from the Operating Account, and for that purpose. PHPNJ agrees to execute such power of attorney, signature card or other instrument as may be required by the applicable bank. PHPNJ herby irrevocably authorizes Medigroup to make such endorsements on any checks, drafts, or other instuments to be deposited into the Operating Account as is necessary to permit their collection. PHPNJ hereby expressly authorizes Medigroup to pay when due from the Operating
                           Account all amounts with respect to PHPNJ's
                           Business: and

                  (e) Financial Statements. Medigroup shall deliver to PHPNJ on a monthly basis a balance sheet, a profit and loss statement and a disbursement schedule.

                  (f) Coordination With PHPNJ's Designee. During the term of the Management Services Agreement. Medigroup shall use its best efforts to coordinate its activities with a designee appointed by PHPNJ.

         3.       Transition to Management Services Agreement.

         It is understood that PHPNJ's existing management agreement with Medical Group Management. Inc. ("MGM") will be terminated as soon as it is mutually determined an orderly transition would permit. PHPNJ shall work with Medigroup to ensure a smooth transition, and PHPNJ shall use its best efforts to obtain the full cooperation of MGM and MGM's subcontractors in regard to any required assistance needed by Medigroup in regard to the transition.

         4.       Term of Management Services Agreement.

         The term of the Management Services Agreement shall commence as of July 1, 1997 ("Commencement Date"). Unless terminated sooner pursuant to this Management Services Agreement, the term of this Management Services Agreement shall end on the first to occur of (a) the Closing Date (as defined in the Agreement): or (b) sixty (60) days (the "Transition Period") after (i) the date that the shareholders of PHPNJ vote to disapprove the Agreement, or

(ii) the six (6) month anniversary of the Commencement Date if the shareholders of PHPNJ have failed to vote on the Agreement during such six (6) month period. During the Transition Period, and if necessary, for a reasonable period thereafter. Medigroup shall work with PHPNJ to ensure a smooth and timely transition to a successor manager. Medigroup hereby acknowledges PHPNJ's objective of retaining as many HMO members and PPO lives as possible during the term of the Management Services Agreement.

         5.       Management Fee

         For the Management Services provided hereunder, PHPNJ shall pay to Medigroup a management fee of $15 per member per month for each HMO member enrolled in PHPNJ as of the first day of each month. Medigroup shall provide a monthly invoice to PHPNJ, including a certification of membership, by the fifth day of the month, and PHPNJ shall provide payment to Medigroup within ten (10) days of receipt of such invoice. The $15 per member per month rate shall apply through the Closing Date of the Agreement: provided, however, that if PHPNJ's shareholders disapprove the Agreement within six (6) months of the Commencement Date of the Management Services Agreement, the management fee shall be increased to $25 per member per month, effective as of the date PHPNJ's shareholders disapprove the Agreement, or sixty-one (61) days from the Commencement Date of the Management Services Agreement, whichever shall occur earlier. In the event the management fee of $25 per member per month is to be paid retroactively, the retroactive payment shall be made within ten (10) days of PHPNJ's shareholders vote to disapprove, or in the event the shareholders have not yet voted on the Agreement, within ten (10) day's after the six (6) month anniversary of the Commencement Date of the Management Services Agreement.

         6.       Compliance with Law.

         Both parties shall comply with all applicable law's and governmental rules and regulations


         7.       Governing Law

         The execution, validity, interpretation and enforcement of this Management Services Agreement shall be governed by the laws of the State of New Jersey.

         8.       Indemnification

         Each party agrees to indemnify and hold harmless the other party, its affiliates, successors, assigns, directors, officers, employees, independent contractors and agents, from and against any and all liabilities, damages, actions, suits, proceedings, claims, demands, losses, costs and expenses (including reasonable attorneys' fees) that shall or may arise, directly or indirectly, out of or in connection with any breach or inaccuracy of any representation, warranty or covenant hereunder, misfeasance, malfeasance, negligent or intentional act or omission of the indemnifying party, its affiliates, successors, assigns, officers, directors, employees, independent contractors or agents in connection with this Management Services Agreement.

         9.       Access.

         During the term of the Management Services Agreement, each party shall have reasonable access to the other partys facilities, personnel, contractors, consultants, books, records. documents and other information in connection with this Management Services Agreement.

         10.      Termination For Default.

         In the event Medigroup fails materially to perform or observe any of its obligations under this Management Services Agreement, including, without limitation, the performance standards in Schedule A. PHPNJ may declare Medigroup in default upon written notice setting forth the nature of the default. Medigroup's failure to cure the default within thirty (30) days of receipt of notice thereof shall constitute a default, entitling PHPNJ to terminate this Management Services Agreement and to all rights and remedies available at law' or in equity'. In the event PHPNJ fails to pay or authorize payment of the Management Fee when due hereunder or, in Medigroup's reasonable good faith judgment, PHPNJ puts significant barriers in the way of Medigroup assuming or performing any of its obligations under this Management Services Agreement. Medigroup may declare PHPNJ in default upon written notice setting forth the nature of the default. PHPNJ's failure to cure the default within thirty (30) days of receipt of notice shall constitute a default, entitling Medigroup to terminate this Management Services Agreement and to all rights and remedies available at law or in equity.

         11.      General Provisions

                  11.1 Assignment This Management Services Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign this Management Services Agreement without the other's prior written consent, which consent shall not be unreasonably withheld:

                           provided, however, that Medigroup may, without such prior consent of the other party, assign this Management Services Agreement to its parent, a subsidiary or an affiliate, provided such entity' has experience in the operation and management of HMOs.

                  11.2 Independent Contractors. Nothing in this Agreement shall affect the separate identity of PHPNJ and Medigroup and their relationship to each other as independent contractors. Other than as provided in this Agreement or other written agreements, nothing contained in this Agreement is intended to cause either party, to be the agent of the other or as limiting in any manner the parties in the conduct of their respective businesses, ventures or activities.

                  11.3 Entire Agreement. This Management Services Agreement and the Agreement contain all the terms and conditions agreed upon by the parties hereto with respect to the matters contained herein, and constitute the entire understanding of the parties. They supersede all other agreements, oral or otherwise, regarding the subject matter hereof.

                  11.4 Notices. Any notice required to be given pursuant to the terms and provisions of this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid:


                                  If to PHPNJ:

                            Physician Healthcare Plan of New Jersey. Inc. Princeton Pike Corporate Center
                            1009 Lenox Drive
                            Lawrenceville, New Jersey 08648
                            Attn: Joseph Billotti

                            with copies to:

                            Physician Healthcare Plan of New Jersey, Inc. Princeton Pike Corporate Center
                            1009 Lenox Drive
                            Lawrenceville, New Jersey 08648
                            Attn: PHPNJ's Designee under Section 2(f) of this

                          Management Services Agreement

                                       and

                            Ober, Kaler, Grimes & Shriver
                            A Professional Corporation
                            120 East Baltimore Street
                            Baltimore. Maryland 21202-1643
                            Attn:             Carol M. McCarthy. Esq.

                            If to Medigroup:

                            Medigroup of New Jersey. Inc.
                            3 Penn Plaza East
                            Newark. New Jersey 07105-2200
                            Attn: Christy W. Bell

                  11.5 Headings. The headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Management Services Agreement.

                  11.6 Waiver. The waiver (which must be in writing) by either party of any of the terms or provisions of this Management Services Agreement shall not be deemed to constitute a waiver of any of its other terms or provisions. No waiver of the provisions of this Management Services Agreement shall be deemed to constitute a continuing waiver thereof unless otherwise expressly provided herein.

                  11.7 Amendment. This Management Services Agreement may be amended, modified or superseded only by an instrument signed by each of the parties hereto.

                  11.8 Execution in Counterparts. This Management Services Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Management Services Agreement as of the day and year first above written.



PHYSICIAN HEALTHCARE PLAN                  MEDIGROUP OF NEW JERSEY, INC.
 OF NEW JERSEY, INC.


By: /s/ Joseph D. Billotti                 By: /s/ Donna M. Celestini
    ----------------------                     ----------------------
    Name: Joseph D. Billotti, M.D.             Name: Donna M. Celestini
    Title:   Chairman of the Board             Title:   Executive Vice President

                                   SCHEDULE A

                               MANAGEMENT SERVICES

General and Medical Management

-        Maintain risk management programs and related insurance coverages

- Manage existing provider and subscriber contracts and their renewals, and respond to requests for new business

-        Member Management - Maintain Member records and verify eligibility;
         provide fulfillment material and I.D.cards

- Medical Claims Processing - Includes adjudication. letters and explanations of benefits to Member, physicians and other healthcare entities; payments and disbursements to primary care physicians, specialist physicians, laboratory' and x-ray, hospitals and others. COB and HPR Code review, charge backs and other sanctions. Negotiation of claims.

-        Maintain reinsurance arrangements

-        Credentialing - Includes the management of the credentialing process

-        Continue Quality Assurance activities

-        Manage Out-of-Area Coverage

- Provider Network Maintenance - Updating addresses and tax I.D. numbers and processing periodic fee schedule and medical policy changes

- Reconciliation of Provider Network Monthly Membership Recap to Monthly Premium Report

-        Providing all necessary Claims Administration Reports

- Providing all necessary Member Reports, including eligibility information to providers

-        Provide all necessary Provider Network Data for Analysis

-        Continue Provider Network Integration activities

- Provide administrator, data and support to all committees appointed by the board

- Inpatient and Outpatient Utilization Management Services - Inpatient and outpatient utilization management services as defined by PHPNJ's medical policy procedures. Utilization management services include support of PHPNJ's utilization. quality assurance, medical advisory committees or their peer review and physician selection committees, and necessary reports.

-        Services

         -        Respond to Claim Status Inquiries
         -        Receive and Acknowledge Inquiries
         - Investigate Appeals/Claim and present to Committee for decision
         - Conduct Network training and education program as it relates to claims payment. referral and benefit policies and other policies and procedures

-        Member Services

         -        Receive. process and respond to all grievances in accordance with protocols established by the grievance committee
         -        Provide appropriate Member notification of claims denials and appeal rights through system generated correspondence
         -        Investigate Member appeals consistent with Committee policies and procedures and deliver to PHPNJ for decision
         - Process direct member inquiries regarding claims and claims-related issues
         -        Dial up access for inquiry into PHPNJ membership
         - File requested reports with New Jersey Department of Health and Senior Services
         - Provide continuation of services for the Health Care Payor Coalition Account

FINANCIAL

         -        Reconcile bank statements
         - Monitor late payments, notify group accounts of same and terminate, if necessary
         -        Handle accounts payable
         -        Verify and pay broker commissions
         -        Manage cash and investments in accordance with PHPNJ policies
         - File monthly and quarterly financial reports with the State of New Jersey
         -        File small employer reports with State of New Jersey
         -        Handle compliance requirements for State employee accounts
         - Transfer funds from Operating Fund to Claims Fund to cover claims payment o Reconcile PPO receipts with utilization data
         - Audit monthly pharmacy reports and make recommendations for action as necessary

PERFORMANCE

         -        Enter eligibility within 5 business days of receipt
         -        Enter group information within 5 business days of receipt
         -        Distribute premium billings by 20th of each month
         - Distribute renewals to groups 60 days prior to anniversary date
         -        Provide financial statements by the 15th of each month
         -        Pay broker commissions by the 10th of each month
         - Notification of referrals/pre-certification request within 24-48 hours for routine: 4 hours for urgent/emergent
         - Phone responses - less than 3% abandonment: answer within 45 seconds
         - Enter provider file maintenance within 10 business days from day of receipt
         -        Maintain credentialing as stated in program
         -        Submit regulatory filings as required
         - Distribute ID cards within 15 business days (initial renewal and PCP changes)
         - Respond to initial appeal within 5 business days from date of receipt
         - Distribute new member packet within 15 business days from effective date
         - Distribute master group contracts within 15 business days from effective date
         -        Post cash receipts before billing run each month
         -        Distribute notices of late payment on the 20th of each month
         - Distribute termination notice for non-payment on the 1st of each month
         -        Process accounts payable every two weeks
         - Perform reinsurance accounting and reporting by the 5th of each month
         - Distribute eligibility listing to PCPs by the 1st of each month
         -        Fund check runs within 24 hours of request
         -        Transfer eligibility to vendors on the 1st of each month
         -        Adjudicate claims within 15 business days from date of receipt
         -        Maintain a 98% accuracy rate for claims processing